                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Security Agreement"), is entered into as of
May 25, 2006, among ARMOR HOLDINGS, INC., a Delaware corporation (the
"Borrower"), each of the Material Domestic Subsidiaries of the Borrower from time to time party hereto (individually a "Guarantor" and collectively the
"Guarantors"; the Guarantors, together with the Borrower, individually an
"Obligor" and collectively the "Obligors") and WACHOVIA BANK, NATIONAL
ASSOCIATION, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent") for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a "Lender" and collectively the
"Lenders").

                                    RECITALS

     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the
Guarantors, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans and to issue and/or acquire participation interests in
Letters of Credit upon the terms and subject to the conditions set forth therein; and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit
Agreement and the obligations of the Lenders to make their respective Loans and to issue and/or acquire participation interests in Letters of Credit under the
Credit Agreement that the Obligors shall have executed and delivered this
Security Agreement to the Administrative Agent for the ratable benefit of the
Lenders.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions.

          (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the "UCC") are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Chattel
     Paper, Commercial Tort Claims, Consumer Goods, Control, Deposit Accounts,
     Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures,
     General Intangibles, Goods, Instruments, Inventory, Investment Property,
     Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Account,
     Securities Intermediary, Security Entitlement, Software, Supporting
     Obligations and Tangible Chattel Paper. For purposes of this Security
     Agreement, the term "Lender" shall include any Hedging Agreement Provider.

          (b) In addition, the following term shall have the following meaning:

          "Secured Obligations" means: (i) all of the Credit Party Obligations
     (including obligations under Secured Hedging Agreements), howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (ii) all expenses and charges, legal and otherwise, incurred by the Administrative Agent, the Lenders and/or the Hedging Agreement Providers in collecting or enforcing any of the Credit Party Obligations or in realizing on or protecting any security therefor, including without limitation the security interest granted hereunder.

          "Work" means any work which is subject to copyright protection pursuant to Title 17 of the United States Code or the applicable copyright laws of any other State or country.

     2. Grant of Security Interest in the Collateral.

          (a) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the
     Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

          (i)  all Accounts;

          (ii) all cash and Cash Equivalents;

          (iii) all Chattel Paper (including Electronic Chattel Paper);

          (iv) those certain Commercial Tort Claims of such Obligor set forth on
               Schedule 2(a)(iv) attached hereto (as such Schedule may be updated from time to time by such Obligor);

          (v)  all Copyright Licenses;

          (vi) all Copyrights;

          (vii) all Deposit Accounts;

          (viii) all Documents;

          (ix) all Equipment;

          (x)  all Fixtures;

          (xi) all General Intangibles;

          (xii) all Goods;

          (xiii) all Instruments;

          (xiv) all Inventory;

          (xv) all Investment Property;

          (xvi) all Letter-of-Credit Rights;

          (xvii) all Material Contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time
               (collectively, the "Assigned Agreements"), including without limitation, (A) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements,
               (B) all rights of an Obligor to receive proceeds of any
               insurance, indemnity, warranty or guaranty with respect to the
               Assigned Agreements, (C) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (D) the right of an Obligor to terminate the Assigned
               Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (xviii) all Payment Intangibles;

          (xix) all Patent Licenses;

          (xx) all Patents;

          (xxi) all Trademark Licenses;

          (xxii) all Trademarks;

          (xxiii) all Securities Accounts;

          (xxiv) all Software;

          (xxv) all Supporting Obligations;

          (xxvi) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest)
               that at any time evidence or contain information relating to any
               Collateral or are otherwise necessary or helpful in the
               collection thereof or realization thereupon;

          (xxvii) all other personal property of any kind or type whatsoever owned by such Obligor; and

          (xxviii) to the extent not otherwise included, all Accessions,
               Proceeds and products of any and all of the foregoing.

          (b) Notwithstanding the foregoing the Collateral shall not include any
     Government Contract or other contractual agreement or other instrument, which by its terms or applicable law may not be assigned, it being understood, however, that in such situations, the Administrative Agent's security interest shall include (i) except as prohibited by law or pursuant to such contractual agreement or instrument, the entirety of each Obligor's right, title and interest in and to all Accounts, Payment Intangibles and other Proceeds directly or indirectly arising from such Government Contract or other contractual agreement, and (ii) except as set forth pursuant to such contractual agreement or instrument, all other rights and interests that any Obligor may lawfully convey to the Administrative Agent. The rights and remedies of the Administrative Agent with respect to any
     Government Contract or other contractual agreement that it has been granted a security interest in pursuant to the terms of this Section 2 and the obligations of the Obligors under this Security Agreement shall at all times be subject to any confidentiality and secrecy requirements imposed by any Governmental Authority or set forth in such Government Contract or other contractual agreement.

          (c) The Obligors and the Administrative Agent, on behalf of the
     Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as a present assignment of any Intellectual
     Property.

          (d) The term "Collateral" shall include any Secured Hedging Agreement and any rights of the Obligors thereunder only for purposes of this Section
     2.

     3. Provisions Relating to Accounts, Contracts and Agreements.

          (a) Anything herein to the contrary notwithstanding, each of the
     Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any
     Lender of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) The Administrative Agent hereby authorizes the Obligors to collect the Accounts; provided, that the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuation of an Event of Default. If required by the Administrative
     Agent at any time after the occurrence and during the continuation of an
     Event of Default, any payments of Accounts, when collected by the Obligors
     (i) shall be forthwith (and in any event within two (2) Business Days)
     deposited by the Obligors in a collateral account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in
     Section 12 hereof, and (ii) until so turned over, shall be held by the
     Obligors in trust for the Administrative Agent and the Lenders, segregated from other funds of the Obligors.

          (c) Upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the
     Obligors shall furnish all such assistance and information as the
     Administrative Agent may require in connection with such test verifications. Upon the Administrative Agent's request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the
     Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided that the right of the Administrative Agent to request such reports shall be limited to (i) once per calendar year and (ii) at any time after the occurrence and during the continuance of an Event of Default. Upon the occurrence of an
     Event of Default and during the continuance thereof, the Administrative
     Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts.

     4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging
Agreement is in effect, and until all of the Commitments shall have been terminated:

          (a) Chief Executive Office; Books & Records; Legal Name; State of
     Formation. As of the Closing Date, each Obligor's chief executive office and chief place of business are (and for the prior four (4) months has been) located at the locations set forth on Schedule 3.19(b) to the Credit
     Agreement, and as of the Closing Date each Obligor keeps its books and records at such locations. As of the Closing Date, each

     Obligor's exact legal name is as shown in this Security Agreement and its state of incorporation or organization is (and for the prior four (4)
     months has been) the location set forth on Schedule 3.3 to the Credit
     Agreement. No Obligor has in the four (4) months preceding the Closing Date changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on Schedule 4(a) attached hereto (as updated from time to time).

          (b) Location of Collateral. Set forth on Schedule 3.19(a) to the
     Credit Agreement is a list of all locations of the Credit Parties and their
     Subsidiaries as of the Closing Date required to be disclosed in any filing with the SEC, including street address, county and state where located.

          (c) Ownership. Each Obligor is the legal and beneficial owner of its
     Collateral and, subject to Section 2(b) and applicable law, has the right to pledge, sell, assign or transfer the same.

          (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing, obtaining possession, the granting of Control to the Administrative Agent or otherwise, shall constitute a valid first priority, perfected security interest in such Collateral, to the extent such security interest can be perfected by (i) filing, obtaining possession, the granting of Control or otherwise under the UCC, (ii) by filing an appropriate notice with the United States Patent and Trademark
     Office or the United States Copyright Office, or (iii) such other action as may be required pursuant to any applicable jurisdictions' certificate of title statute, free and clear of all Liens except for Permitted Liens.

          (e) Consents. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States
     Patent and Trademark Office and the United States Copyright Office, (iii)
     obtaining Control to perfect the Liens created by this Security Agreement,
     (iv) compliance with the Federal Assignment of Claims Act or comparable state law and other applicable law related to Government Contracts, and/or
     (v) the filing, registration or other action required pursuant to any applicable certificate of title statute, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or
     Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor) is required (A) for the grant by such Obligor of the security interest in the
     Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (B) for the perfection of such security interest or the exercise by the Administrative Agent of its material rights and remedies provided for in this Security Agreement.

          (f) Types of Collateral. None of the Collateral consists of, or is the
     Proceeds of, As-Extracted Collateral, Farm Products, Manufactured Homes or
     standing timber (as such term is used in the UCC).

          (g) Accounts. With respect to the Accounts of the Obligors: (i) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except the first priority, perfected security interest granted to the Administrative Agent herein and except for Permitted Liens; (ii) each Account and the papers and documents of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be; (iii) each Account arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered) by an Obligor or for services actually rendered (or in the process of being rendered) by an Obligor, which transaction was conducted in the ordinary course of the Obligor's business and was completed in accordance with the terms of any documents pertaining thereto; (iv) no
     Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the Control of, the Administrative Agent;
     (v) the amount of each Account as shown on the applicable Obligor's books and records, and on all invoices and statements which may be delivered to the Administrative Agent with respect thereto, is due and payable to the applicable Obligor and is not in any way contingent; (vi) to each of the
     Obligor's knowledge, the account debtor with respect to each Account has the capacity to contract; (vii) except as would not have a Material Adverse
     Effect, (A) no Account is evidenced by a judgment, (B) there are no set-offs, counterclaims or disputes existing or asserted with respect to any Account, and (C) no Obligor has made any agreement with any account debtor for any deduction from any Account except for deductions made in the ordinary course of its business; (viii) to the knowledge of the Obligors, there are no facts, events or occurrences which in any material respect impair the validity or enforcement of any material Account or tend to materially reduce the amount payable thereunder as shown on the applicable
     Obligor's books and records; and (ix) the right to receive payment under each Account is assignable except where the account debtor with respect to such Account is a Governmental Authority, to the extent assignment of any such right to payment is prohibited or limited by applicable law, regulations, administrative guidelines or contract.

          (h) Documents, Instruments and Chattel Paper. All Documents,
     Instruments and Chattel Paper describing, evidencing or constituting
     Collateral are, to the Obligors' knowledge, materially complete, valid, and genuine.

          (i) Equipment. With respect to the material Equipment of the Obligors taken as a whole: (i) one or more of the Obligors have good and marketable title thereto; and (ii) such Equipment is in normal operating condition and repair, ordinary wear and tear alone excepted (subject to casualty events), and is suitable for the uses to which it is customarily put in the conduct of the business of the Obligors.

          (j) Restrictions on Security Interest. Except as permitted by Section
     6.13 of the Credit Agreement, none of the Obligors is party to any material license or any material lease that contains legally enforceable restrictions on the granting of a security interest therein.

     5. Covenants. Each Obligor covenants that, so long as any of the Secured
Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or

Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated, such Obligor shall:

          (a) Perfection of Security Interest by Filing, Etc. Execute and
     deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents, and any document as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any portion thereof, in each case, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder are perfected, including (A) such financing statements
     (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (B) with regard to Copyrights and Copyright Licenses constituting Material Intellectual Property, a Notice of Grant of Security
     Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit A attached hereto, (C) with regard to Patents and
     Patent Licenses constituting Material Intellectual Property, a Notice of
     Grant of Security Interest in Patents for filing with the United States
     Patent and Trademark Office in the form of Exhibit B attached hereto and
     (D) with regard to Trademarks and Trademark Licenses constituting Material
     Intellectual Property, a Notice of Grant of Security Interest in Trademarks
     for filing with the United States Patent and Trademark Office in the form of Exhibit C attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the
     Administrative Agent of its rights and interests hereunder. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative
     Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Collateral as "all personal property" or "all assets" of such
     Obligor or that describes the Collateral in some other manner as the
     Administrative Agent deems necessary or advisable. Each Obligor agrees to mark its books and records to reflect the security interest of the
     Administrative Agent in the Collateral. In addition, each Obligor will, upon the request of the Administrative Agent, execute all documents necessary to comply with the Federal Assignment of Claims Act and comparable state law with respect to the accounts arising from any Material
     Government Contract to the extent required by Section 5.13 of the Credit
     Agreement; provided, however, unless an Event of Default has occurred and is continuing, the Administrative Agent shall hold in escrow all documents and instruments executed by the Obligors to comply with the terms of the
     Federal Assignment of Claims Act and comparable state law and shall not file such documents and instruments with any Governmental Authority.

          (b) Perfection of Security Interest by Possession. If (i) any material amount payable under or in connection with any of the Collateral shall be or become evidenced by

     any Instrument, Tangible Chattel Paper or Supporting Obligation or (ii) if
     any Collateral shall be stored or shipped subject to a Document or (iii) if any Collateral shall consist of Investment Property in the form of certificated securities, promptly notify the Administrative Agent of the existence of such Collateral and deliver such Instrument, Chattel Paper,
     Supporting Obligation, Document or Investment Property to the
     Administrative Agent, duly endorsed in a manner satisfactory to the
     Administrative Agent, to be held as Collateral pursuant to this Security
     Agreement.

          (c) Perfection of Security Interest Through Control. If any Collateral
     shall consist of (i) Electronic Chattel Paper and Letter-of-Credit Rights
     in an aggregate amount in excess of $5,000,000 or (ii) uncertificated
     Investment Property (other than Capital Stock of the Obligors and their
     Subsidiaries) in an aggregate amount in excess of $5,000,000, (A) notify the Administrative Agent thereof and provide any information reasonably required by the Administrative Agent with respect thereto and (B) execute and deliver (and, with respect to any Collateral consisting of uncertificated Investment Property, cause the Securities Intermediary or the issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the
     Administrative Agent for the purposes of obtaining and maintaining Control of such Collateral. If any Collateral shall consist of Deposit Accounts or
     Securities Accounts, comply with the terms of Section 6.14 of the Credit
     Agreement with respect thereto.

          (d) Other Liens. Defend its interests in the material Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all Liens, except for Permitted
     Liens. Neither the Administrative Agent nor any Lender authorizes any
     Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

          (e) Preservation of Collateral. Keep all material Collateral useful to the business of the Obligors in good order, condition and repair in all material respects, ordinary wear and tear excepted; not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable Requirement of Law; not permit any material portion of the Collateral taken as a whole to be or become a fixture to real property or an accession to other personal property unless the Administrative Agent has a valid, perfected and first priority security interest for the benefit of the Lenders in such real or personal property; and not, without the prior written consent of the Administrative Agent, alter or remove any identifying symbol or number on or of its material Equipment.

          (f) Changes in Structure or Location. Within thirty (30) days after any Obligor (i) alters its legal existence or, in one transaction or a series of transactions, merges into or consolidates with any other entity, or sells all or substantially all of its assets, (ii) changes its state of incorporation or organization, or (iii) changes its registered legal name, in each case in a manner that will require the Administrative Agent to amend any UCC financing statement in order to maintain its perfected security interest in the

     Collateral of such Obligor, notify the Administrative Agent thereof and take such actions and execute such documents as may be reasonably required by the Administrative Agent to maintain its perfected security interest in the Collateral of such Obligor.

          (g) Inspection. Allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 5.6 of the
     Credit Agreement.

          (h) Collateral Held by Third Parties. If any Collateral, individually in excess of $2,500,000 or $25,000,000 in the aggregate, is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor or held by a third party (other than an Obligor)
     pursuant to consignment, sale or return, sale on approval or similar arrangement, (i) notify the Administrative Agent of such possession, (ii)
     notify such Person of the Administrative Agent's security interest for the benefit of the Lenders in such Collateral, (iii) to the extent required by the Administrative Agent, (A) instruct such Person to hold all such
     Collateral for the Administrative Agent's account subject to the
     Administrative Agent's instructions, (B) obtain an acknowledgment from such
     Person that it is holding such Collateral for the benefit of the
     Administrative Agent and/or (C) take any other action or execute any document reasonably required by the Administrative Agent to perfect the
     Administrative Agent's and/or such Obligor's security interest in such
     Collateral; provided that any Collateral of an Obligor that is held by a third party (other than an Obligor) pursuant to consignment, sale or return, sale on approval or similar arrangement with respect to which such
     Obligor has a perfected purchase money security interest shall not be subject to the requirements of this Section 5(h).

          (i) Treatment of Accounts. (i) Not grant or extend the time for payment of any Account, or compromise or settle any material Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an
     Obligor's business and (ii) maintain at its principal place of business a record of Accounts consistent with customary business practices.

          (j) Covenants Relating to Inventory.

               (i) Maintain, keep and preserve its material Inventory in good salable condition at its own cost and expense.

               (ii) Comply with all reporting requirements set forth in the
          Credit Agreement with respect to Inventory.

               (iii) Upon the reasonable request of the Administrative Agent, deliver any document of title with respect to Inventory of an Obligor to the Administrative Agent.

          (k) Covenants Relating to Copyrights. To the extent a Copyright is material to the business of the Obligors taken as a whole and comprises an item of Material Intellectual Property:

                                       10

               (i) Employ such Copyright for each applicable Work with such notice of copyright as may be required by law to secure copyright protection.

               (ii) Not do any act or knowingly omit to do any act whereby such
          Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby such Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows, or has reason to know, that such Copyright could reasonably be expected to become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court or tribunal in the United States or any other country) regarding the ownership of such Copyright or its validity;
          (C) take all necessary steps as it shall deem appropriate under the circumstances to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such
          Copyright including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative
          Agent of any material infringement of such Copyright of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

               (iii) Not make any assignment or agreement in conflict with the security interest in such Copyright hereunder.

          (l) Covenants Relating to Patents and Trademarks. To the extent a
     Patent or Trademark is material to the business of the Obligors, taken as a whole and comprises an item of Material Intellectual Property:

               (i) (A) Continue to use such Trademark in order to maintain such
          Trademark in full force free from any claim of abandonment for non-use, (B) employ such Trademark with the appropriate notice of registration, (C) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the
          Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this
          Security Agreement, and (D) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

               (ii) Not do any act, or omit to do any act, whereby such Patent may become abandoned or dedicated.

               (iii) Promptly notify the Administrative Agent if it knows, or has reason to know, that any application or registration relating to such Patent or Trademark may become abandoned or dedicated, or of any adverse determination

                                       11

          or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United
          States Patent and Trademark Office or any court or tribunal in any country) regarding the ownership of such Patent or Trademark or its right to register the same or to keep, maintain and use the same.

               (iv) Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of such Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to the Administrative Agent in accordance with the terms of Section 5.2(c) of the Credit Agreement. Upon the request of the Administrative Agent, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the
          Administrative Agent may request to evidence the Administrative
          Agent's security interest in such Patent or Trademark and the goodwill and General Intangibles of such Obligor relating thereto or represented thereby.

               (v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and
          Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration and to maintain each registration of such Patent or Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

               (vi) Promptly notify the Administrative Agent after it learns that such Patent or Trademark is materially infringed, misappropriated or diluted by a third party and, if commercially reasonable, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

               (vii) Not make any assignment or agreement in conflict with the security interest in such Patent or Trademarks hereunder.

          (m) New Patents, Copyrights and Trademarks. In accordance with the terms of Section 5.2(c) of the Credit Agreement, provide the Administrative
     Agent with (i) a listing of all applications, if any, for new items of
     Intellectual Property that comprise Material Intellectual Property
     (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii)
     (A) with respect to any such new Material Intellectual Property consisting of Copyrights and Copyright Licenses, a duly executed Notice of Grant of
     Security Interest in Copyrights, (B) with respect to any such new Material
     Intellectual Property consisting of Patents and Patent Licenses, a duly

                                       12

     executed Notice of Grant of Security Interest in Patents, (C) with respect to any such new Material Intellectual Property consisting of Trademarks and
     Trademark Licenses, a duly executed Notice of Grant of Security Interest in
     Trademarks or (D) such other duly executed documents as the Administrative
     Agent may request in a form acceptable to counsel for the Administrative
     Agent and suitable for recording to evidence the security interest of the
     Administrative Agent on behalf of the Lenders in the Material Intellectual
     Property which is the subject of such new application.

          (n) Commercial Tort Claims; Notice of Litigation. (i) Promptly forward to the Administrative Agent written notification of any and all material
     Commercial Tort Claims of the Obligors, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental
     Authority by or affecting such Obligor or any of its Subsidiaries and (ii)
     execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Administrative Agent's security interest in any Commercial
     Tort Claims.

          (o) Regulatory Approvals. Promptly, and at its expense, execute and deliver, or cause to be executed and delivered, all material applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law to acquire any Governmental Approval or the consent, approval, registration, qualification or authorization of any other Person deemed necessary or appropriate for the effective exercise of any of the rights under this Security Agreement. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Obligor shall take any action which the Administrative
     Agent may reasonably request in order to transfer and assign to the
     Administrative Agent, or to such one or more third parties as the
     Administrative Agent may designate, or to a combination of the foregoing, each Government Approval of such Obligor. To enforce the provisions of this subsection, upon the occurrence and during the continuance of an Event of
     Default, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the Governmental Authority an involuntary transfer of control of each such Governmental Approval for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Obligor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed, and, if such Obligor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of
     Default, such Obligor shall further use its commercially reasonable efforts to assist in obtaining Governmental Approvals, if required, for any action or transaction contemplated by this Security Agreement, including, without limitation, the preparation, execution and filing with the Governmental
     Authority of such Obligor's portion of any necessary or appropriate application for the approval of the transfer or assignment of any portion of the assets (including any Governmental Approval) of such Obligor.
     Because each Obligor agrees that the Administrative Agent's remedy at law for failure of such Obligor to comply with the provisions of this subsection would be inadequate and that such failure would not be adequately compensable in damages, such

                                       13

     Obligor agrees that the covenants contained in this subsection may be specifically enforced, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

          (p) Insurance. Insure, repair and replace all material Collateral of such Obligor as set forth in the Credit Agreement. All proceeds derived from insurance on the Collateral shall be subject to the security interest of the Administrative Agent hereunder.

          (q) Covenants Relating to the Assigned Agreements.

               (i) Upon the request of the Administrative Agent, each Obligor shall, at its expense (except where such document relates to the day-to-day business of an Obligor and such document is made available to the Administrative Agent for inspection), (A) furnish to the
          Administrative Agent copies of all notices, requests and other documents received by such Obligor under or pursuant to the Assigned
          Agreements, and such other information and reports regarding the
          Assigned Agreements and (B) make to any other party to any Assigned
          Agreement such demands and requests for information and reports or for action as an Obligor is entitled to make thereunder.

               (ii) Unless the applicable Obligor believes it is necessary in the prudent conduct of its business, no Obligor shall (A) cancel or terminate any Assigned Agreement of such Obligor or consent to or accept any cancellation or termination thereof; (B) amend or otherwise modify any Assigned Agreement of such Obligor or give any consent, waiver or approval thereunder; (C) waive any default under or breach of any Assigned Agreement of such Obligor; or (D) take any other action in connection with any Assigned Agreement of such Obligor which would impair the value of the interest or rights of such Obligor thereunder or which would impair the interests or rights of the
          Administrative Agent.

          (r) Material Contracts. Upon the request of the Administrative Agent, with respect to any Material Contract, each Obligor will (i) execute and deliver (or cause to be executed and delivered) to the Administrative Agent a collateral assignment of such Material Contract and its consent to such collateral assignment, in each case in a form acceptable to the
     Administrative Agent, (ii) use commercially reasonable efforts to cause the other parties to such Material Contract to execute such consent and (iii)
     do any act or execute any additional documents reasonably required by the
     Administrative Agent to ensure to the Administrative Agent the effectiveness and first priority of its security interest in such Material
     Contract.

     6. License of Intellectual Property. The Obligors hereby assign, transfer and convey to the Administrative Agent, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned or used by any Obligor that relate to the
Collateral and any other collateral granted by the Obligors as security for the
Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Administrative Agent to use, possess and realize on the

                                       14

Collateral and to enable any successor or assign to enjoy the benefits of the
Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Obligors.

     7. Special Provisions Regarding Inventory. Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of Default occurs and is continuing and the Administrative Agent instructs such Obligor otherwise, without further consent or approval of the
Administrative Agent, use, consume, sell, lease and exchange its Inventory in the ordinary course of its business as presently conducted (and as will be conducted after giving effect to the Acquisition), whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the
Administrative Agent.

     8. Performance of Obligations; Advances by Administrative Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential
Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the ABR Default Rate. No such performance of any material covenant or agreement by the Administrative Agent on behalf of any
Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit
Documents or any Secured Hedging Agreement. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an
Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

     9. Events of Default.

     The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an "Event of Default").

                                       15

     10. Remedies.

          (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent and the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit
     Documents, in any Secured Hedging Agreement or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected
     Collateral), the rights and remedies of a secured party under the UCC
     (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i)
     enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the
     Collateral, (ii) dispose of any Collateral on any such premises, (iii)
     require the Obligors to assemble and make available to the Administrative
     Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting the sale or other disposition thereof, and/or (v)
     without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Neither the Administrative Agent's compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale.
     In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the
     Administrative Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the
     Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Lenders or the
     Obligors concerning any matter arising out of or connected with this
     Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least ten
     (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any
     Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of

                                       16

     redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.

          (b) Remedies Relating to Accounts. Upon the occurrence of an Event of
     Default and during the continuation thereof, whether or not the
     Administrative Agent has exercised any or all of its rights and remedies hereunder, the Administrative Agent shall have the right to enforce any
     Obligor's rights against any account debtors and obligors on such Obligor's
     Accounts. Each Obligor acknowledges and agrees that the Proceeds of its
     Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions of this Section shall be solely for the Administrative
     Agent's own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. After the occurrence and during the continuance of an Event of Default, to the extent required by the Administrative Agent, each Obligor agrees to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of
     Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority. The Administrative Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend
     "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Administrative
     Agent and the Lenders and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Administrative Agent or the Lenders (each, an
     "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other
     Person or any other Indemnified Party is otherwise a party thereto.

          (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the
     Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the
     Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative

                                       17

     Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the
     Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

          (d) Nonexclusive Nature of Remedies. Failure by the Administrative
     Agent or the Lenders to exercise any right, remedy or option under this
     Security Agreement, any other Credit Document, any Secured Hedging
     Agreement or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Administrative
     Agent, the Lenders, nor any party acting as attorney for the Administrative
     Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.

          (e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations.
     Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any
     Collateral in satisfaction of any Secured Obligations for any reason.

          (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the
     Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the ABR Default Rate, together with the costs of collection and the reasonable fees of any attorneys employed by the
     Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

          (g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral
     (including, without limitation,

                                       18

     real and other personal property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the
     Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent's and the Lenders' rights or the Secured
     Obligations under this Security Agreement, under any other of the Credit
     Documents or under any Secured Hedging Agreement.

     11. Rights of the Administrative Agent.

          (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the
     Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

               (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of such Obligor, all as the Administrative Agent may reasonably determine in respect of such Collateral;

               (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

               (iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

               (iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such
          Collateral, on behalf of and in the name of such Obligor;

               (v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any
          Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

                                       19

               (vi) to adjust and settle claims under any insurance policy relating to the Collateral;

               (vii) to execute and deliver and/or file all assignments,
          conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

               (viii) to institute any foreclosure proceedings that the
          Administrative Agent may deem appropriate;

               (ix) to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal
          Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Account of an
          Obligor where the account debtor is a Governmental Authority; and

               (x) to do and perform all such other acts and things as the
          Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

     This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit
     Documents pursuant to the stated terms thereof) remain outstanding, any
     Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the
     Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to perfect, protect, preserve and realize upon its security interest in the Collateral appointed pursuant to the terms and conditions of the Credit Agreement.

          (b) Assignment by the Administrative Agent. The Administrative Agent
     may from time to time assign the Secured Obligations or any portion thereof and/or the Collateral or any portion thereof to a successor Administrative
     Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

                                       20

          (c) The Administrative Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The
     Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the
     Collateral is accorded treatment substantially equal to that which the
     Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 10 hereof, the
     Administrative Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

     12. Application of Proceeds. After the exercise of remedies by the
Administrative Agent or the Lenders pursuant to Section 7.2 of the Credit
Agreement (or after the Commitments shall automatically terminate and the Loans
(with accrued interest thereon) and all other amounts under the Credit Documents
(including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Collateral, when received by the Administrative Agent, any of the Lenders or any Hedging
Agreement Provider in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 2.11(b) of the Credit
Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the
Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

     13. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this
Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Administrative Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

     14. Continuing Agreement.

          (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the
     Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or

                                       21

     Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this
     Security Agreement shall be automatically terminated and the Administrative
     Agent and the Lenders shall, upon the request and at the expense of the
     Obligors, forthwith release all of the Liens and security interests granted hereunder and shall execute and/or deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

          (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made;
     provided that in the event that payment of all or any part of the Secured
     Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

     15. Amendments; Waivers; Modifications. This Security Agreement and the
provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

     16. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each
Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative
Agent and each Lender, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the
Administrative Agent or such Lender or their respective officers, employees and agents, in each case as determined by a court of competent jurisdiction.

     17. Notices. All notices required or permitted to be given under this
Security Agreement shall be in conformance with Section 9.2 of the Credit
Agreement.

     18. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Security Agreement by telecopy or other electronic means shall be

                                       22

effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

     19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

     20. Governing Law; Submission to Jurisdiction and Service of Process;
Waiver of Jury Trial; Venue. THIS SECURITY AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The terms of Sections 9.14 and 9.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

     21. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     22. Entirety. This Security Agreement, the other Credit Documents and the
Secured Hedging Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Security Agreement, the other Credit Documents, the Secured Hedging
Agreements or the transactions contemplated herein and therein.

     23. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other
Credit Documents and the Secured Hedging Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the
Credit Agreement.

     24. Joint and Several Obligations of Obligors.

          (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

          (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured
     Obligations arising under this Security Agreement, the other Credit
     Documents and the Secured Hedging Agreements, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and

                                       23

     several obligations of each of the Obligors without preferences or distinction among them.

          (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Secured Hedging Agreement, to
     the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the
Required Lenders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       24

     Each of the parties hereto has caused a counterpart of this Security
Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                ARMOR HOLDINGS, INC.

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Corporate Controller, Treasurer
                                                and Secretary

GUARANTORS:                              911EP, INC.
                                         AHI PROPERTIES I, LLC
                                         ARMOR ACCESSORIES, INC.
                                         ARMOR BRANDS, INC.
                                         ARMORGROUP SERVICES, LLC
                                         ARMOR HOLDINGS GP, LLC
                                         ARMOR HOLDINGS LP, LLC
                                         ARMOR HOLDINGS FORENSICS, L.L.C.
                                         ARMOR HOLDINGS PRODUCTS, L.L.C.
                                         ARMOR HOLDINGS PROPERTIES, INC.
                                         ARMOR HOLDINGS MOBILE
                                            SECURITY, L.L.C.
                                         ARMOR SAFETY PRODUCTS COMPANY
                                         CASCO INTERNATIONAL, INC.
                                         CDR INTERNATIONAL, INC.
                                         DEFENSE TECHNOLOGY CORPORATION
                                            OF AMERICA
                                         IDENTICATOR, LLC
                                         MONADNOCK LIFETIME PRODUCTS, INC.,
                                            a Delaware corporation
                                         MONADNOCK LIFETIME PRODUCTS, INC.,
                                            a New Hampshire corporation
                                         MONADNOCK POLICE TRAINING COUNCIL, INC.
                                         ODV HOLDINGS CORP.
                                         NEW TECHNOLOGIES ARMOR, INC.
                                         RAMTECH DEVELOPMENT CORP.
                                         SAFARILAND GOVERNMENT SALES, INC.
                                         SAFARI LAND LTD., INC.

                                         Each of the above

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Vice President

GUARANTORS (CONTINUED):                  O'GARA-HESS & EISENHARDT ARMORING
                                            COMPANY, L.L.C.
                                         PRO-TECH ARMORED PRODUCTS OF
                                            MASSACHUSETTS, INC.
                                         THE CENTIGON COMPANY, LLC
                                         CENTIGON SALES & MARKETING, LLC
                                         CENTIGON USA, LLC
                                         HATCH IMPORTS, INC.
                                         ARMOR HOLDINGS INFORMATION
                                            TECHNOLOGY, L.L.C.
                                         THE SPECIALTY GROUP, INC.
                                         SPECIALTY PLASTIC PRODUCTS OF
                                            DELAWARE, INC.
                                         SPECIALTY DEFENSE SYSTEMS OF
                                            DELAWARE, INC.
                                         MT. COBB SPECIALTY, INC.
                                         PENN FIBRE & SPECIALTY COMPANY OF
                                            DELAWARE, INC.
                                         PFS SALES COMPANY
                                         SPECIALTY DEFENSE SYSTEMS OF
                                            KENTUCKY, INC.
                                         SPECIALTY DEFENSE SYSTEMS OF
                                            NEVADA, INC.
                                         SPECIALTY DEFENSE SYSTEMS OF
                                            PENNSYLVANIA, INC.
                                         SPECIALTY DEFENSE SYSTEMS OF
                                            TENNESSEE, INC.
                                         SPECIALTY MACHINERY, INC.
                                         BIANCHI INTERNATIONAL
                                         ACCUCASE, LLC
                                         ARMOR HOLDINGS GOVERNMENT
                                            RELATIONS, LLC
                                         SECOND CHANCE ARMOR, INC.

                                         Each of the above

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Vice President

GUARANTORS (CONTINUED):                  OAK BRANCH, LLC

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: President and Treasurer

                                         NAP PROPERTIES, LTD., A CALIFORNIA
                                            LIMITED PARTNERSHIP

                                         By: NAP PROPERTY MANAGERS LLC,
                                         its General Partner

                                         By: ARMOR HOLDINGS PROPERTIES, INC.,
                                         its Managing Member

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Vice President

                                         NAP PROPERTY MANAGERS LLC

                                         By: ARMOR HOLDINGS PROPERTIES, INC.,
                                         its Managing Member

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Vice President

                                         ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Manager

                                         STEWART & STEVENSON TACTICAL
                                            VEHICLE SYSTEMS, LP

                                         By: STEWART & STEVENSON TVS, INC.,
                                         its General Partner

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Vice President

GUARANTORS (CONTINUED):                  SIMULA, INC.
                                         SIMULA AEROSPACE & DEFENSE GROUP, INC.
                                         SIMULA POLYMER SYSTEMS, INC.
                                         SIMULA TECHNOLOGIES, INC.
                                         INTERNATIONAL CENTER FOR SAFETY
                                            EDUCATION, INC.
                                         ARMOR HOLDINGS AEROSPACE &
                                            DEFENSE, INC.

                                         Each of the above

                                         By: /s/ Glenn Heiar
                                             -----------------------------------
                                         Name: Glenn Heiar
                                         Title: Secretary and Treasurer

                                         ARMOR HOLDINGS AIRCRAFT, LLC

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: President

                                         STEWART & STEVENSON SERVICES, INC.
                                         EXTENDED REACH LOGISTICS, INC.
                                         STEWART & STEVENSON FMTV
                                            INTERNATIONAL, INC.
                                         S&S TRUST
                                         SIERRA DETROIT DIESEL ALLISON, INC.
                                         STEWART & STEVENSON TVS, INC.
                                         STEWART & STEVENSON VEHICLE
                                            SERVICES, INC.
                                         STEWART & STEVENSON HOLDINGS, INC.
                                         TVS HOLDINGS, INC.
                                         TVS HOLDINGS, LLC

                                         Each of the above

                                         By: /s/ Philip Baratelli
                                             -----------------------------------
                                         Name: Philip Baratelli
                                         Title: Vice President

     Accepted and agreed to as of the date first above written.

                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Administrative Agent

                                         By: /s/ James Zilisch
                                             -----------------------------------
                                         Name: James Zilisch
                                         Title: Managing Director